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                                                                   EXHIBIT 10.14

                                   JONAS BRUUN

                                    LAW FIRM


METTE RAVN STEENSTRUP                                            31 August 2000
ATTORNEY-AT-LAW
BREDGADE38
DK-1260 COPENHAGEN K


                               EMPLOYMENT CONTRACT

             for the position of President, YORK Refrigeration Group

                                     between

                             York Refrigeration ApS

                                       and

                                  Ole Andersen

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                                   JONAS BRUUN

TABLE OF CONTENTS

1.     The Duties and the Obligations of the President, YORK Refrigeration Group
1.1    Commencement
1.2    Responsibilities
1.3    Tasks Assigned to the President, YORK Refrigeration Group
1.4    Confidentiality and Surrender of Material
1.5    Inventions and other Special Rights
1.6    Competition Clause
2.     The President, YORK Refrigeration Group's Financial Conditions
2.1    Remuneration
2.2    Cash Bonus and Incentives
2.3    Car, and Telephone
2.4    Travel, Representation and Training
2.5    Pension
2.6    Accident Insurance
2.7    Vacation
3.     Termination
3.1    Duration of Employment
3.2    Payment of Salary after the President, YORK Refrigeration Group's Death
3.3    Breach of Contract
4.     Governing Law and Disputes
4.1    Governing Law
4.2    Negotiation
4.3    Arbitration
5.     Signature

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                                   JONAS BRUUN


                    YORK REFRIGERATION ApS
                    Chr. X's Vej 201
                    DK-8270 Hojbjerg
                    Denmark
                    CVR N0 19056171
                    (hereafter called "the Company")

and

                    OLE ANDERSEN
                    Hennelinvej 4
                    DK-8270 Hojbjerg
                    Denmark
                    (hereafter called "President, YORK Refrigeration Group")

have today agreed to enter into the following

         EMPLOYMENT CONTRACT

         replacing all other agreements between Ole Andersen and the Company, irrespective of whether the agreements are in writing or oral.

1.           THE DUTIES AND THE OBLIGATIONS OF THE PRESIDENT, YORK REFRIGERATION
             GROUP

1.1          Commencement

1.1.1 Mr. Ole Andersen commenced his employment as President, YORK Refrigeration Group immediately upon the closing of the purchase of Sabroe Refrigeration A/S by YORK International, Corporation, on June 10, 1999. Mr. Ole Andersen is appointed both President in YORK Refrigeration Group and Managing Director of the Company.

1.1.2 Notification of the appointment of the President, YORK Refrigeration Group will be submitted to the Danish Commerce and Companies Agency. The President, YORK Refrigeration Group, shall be registered as of 10 June 1999 as Managing Director with the Danish Commerce and Companies Agency.

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1.2          Responsibilities

1.2.1 The President, YORK Refrigeration Group shall be responsible for the day-to-day operation of all the Refrigeration Group's activities. National and international activities as well as the day-to-day management of the Company.

1.2.2 The Chief Executive Officer for YORK International provides the guidelines that will always apply to the Refrigeration Group. It is the President, YORK Refrigeration Group's responsibility to ensure that these guidelines or any other guidelines, policies or instructions issued by the Chief Executive Officer, are respected in all the Refrigeration Group's operations, and further to ensure that the operations are carried out in accordance with and within the boundaries of the Company's by-laws, rules of conduct for the management, budgets and the relevant laws. All extraordinary matters or matters of great significance must be presented by the President, YORK Refrigeration Group to the Chief Executive Officer and is subject to prior written consent of the Chief Executive Officer for YORK International. Furthermore it is the President, YORK Refrigeration Group's responsibility to keep the Chief Executive Officer fully informed of all issues concerning the Refrigeration Group that can be assumed to be of interest to YORK International's Executive Management, including the Chief Executive Officer and board of directors.

1.2.3 The President, YORK Refrigeration Group employs and dismisses the Refrigeration Group's staff. Employment and dismissal of members of the Refrigeration Group's top management (defined as Vice Presidents) requires prior agreement with YORK International's Chief Executive Officer, Chief Executive Officer and shall take place in cooperation the Corporate Vice President, Human Resources.

1.3          Tasks Assigned to the President, YORK Refrigeration Group

1.3.1 The President, YORK Refrigeration Group, shall devote his full attention, energies, skills and knowledge to the YORK Refrigeration Group, the Company and its subsidiaries during his employment, and must serve YORK International's and the Company's interests to the greatest extent possible. During his employment the President, YORK Refrigeration Group is thus not entitled, without the prior written consent of the Chief Executive Officer in every single case, to engage in any other business activity - actively or passively - or to have other paid or unpaid occupation or to accept other paid tasks.

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1.3.2        During the term of this contract the President, YORK Refrigeration
             Group is not entitled to own any other businesses or companies without Chief Executive Officer's prior written consent in each individual case. However, the President, YORK Refrigeration Group is entitled to make so-called ordinary investments (in for instance quoted securities and the like) that do not give President, YORK Refrigeration Group a controlling interest. Investments made by the President, YORK Refrigeration Group must not entail liability that exceed the amount invested.

1.3.3 The President, YORK Refrigeration Group must not be indebted to the Company. Furthermore, the President, YORK Refrigeration Group must not without obtaining the Chief Executive Officer's prior written consent in each individual case provide surety or any other kind of guarantee for any third party. This does not apply to sureties or guarantees provided by the President, YORK Refrigeration Group to his close relatives.

1.4          Confidentiality and Surrender of Material

1.4.1 The President, YORK Refrigeration Group shall observe complete confidentiality with respect to all matters coming to his knowledge during the performance of his duties in his capacity of President, YORK Refrigeration Group, unless such matters are of a nature requiring communication to third parties. This secrecy obligation also applies - timeunlimited - after the expiration of this agreement no matter why it expires.

1.4.2 When the President, YORK Refrigeration Group resigns from his position - regardless of the reason for his resignation - all material belonging to the Company, YORK International or any company in the YORK Group in the President, YORK Refrigeration Group's possession must be surrendered to the Company, YORK International or any company in the YORK Group. No lien of material belonging to the Company shall be exercised.

1.5          Inventions and other Special Rights

1.5.1.1 Any invention, know-how or other type of intellectual property right whether substantiated or not created by the President, YORK Refrigeration Group or to which the President YORK Refrigeration Group has been contributory in the service of the Company, YORK International or any company in the YORK Group shall belong to the Company, YORK International or any company in the

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             YORK Group. The President, YORK Refrigeration Group, shall not be entitled to any remuneration for such invention, know-how etc.

1.5.2 Improvement inventions, development of new systems and products, market strategies etc. shall belong to the Company absolutely whether or not protection hereof can be obtained.

1.6          Competition Clause

1.6.1 After resignation from the Company the President, YORK Refrigeration Group shall not for two years from the date of termination of this contract directly or indirectly engage in or become financially involved in any business world wide that fully or partly competes with the activities of YORK International, the Company, their subsidiaries or associated companies at the time, unless the President, YORK Refrigeration Group obtains the Chief Executive Officer's prior written consent to do so. Similarly the President, YORK Refrigeration Group shall not enter into an agreement for employment with or work for such business, and he shall not join the board of directors of such business nor become a consultant or commissioner to it.

1.6.2 The competition clause does not apply, if the President, YORK Refrigeration Group is dismissed without reasonable grounds, or if he resigns from his position due to breach of his contract on the part of the Company.

1.6.3 Infringement of the competition clause can be met by injunction without bail, and infringement entails payment of liquidated damages corresponding to the total remuneration that would have been paid to the President, YORK Refrigeration Group for a period of 6 months in accordance with item 2.1 of this contract each time such infringement takes place. If the infringement consists of the "maintenance of a condition" that is contrary to the competition clause, this amounts to one infringement per calendar month in which the infringement takes place. Payment of liquidated damages does not cancel the competition clause. If the loss suffered by the YORK Refrigeration Group and/or the Company exceeds the liquidated damages, the President, YORK Refrigeration Group is under an obligation to compensate for this loss.

1.6.4 In respect of this competition clause, the date of termination is the date up to which the President, YORK Refrigeration Group receives remuneration, etc., from the Company, regardless of whether the President, YORK Refrigeration Group has discontinued performing his duties at an earlier date.

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2            THE PRESIDENT, YORK REFRIGERATION GROUP'S FINANCIAL CONDITIONS

2.1          Remuneration

2.1.1 The President, YORK Refrigeration Group's annual remuneration amounts to DKK 2,800,000 (two million eight hundred thousand), which is payable in 12 monthly instalments. The annual remuneration will be reviewed annually each March 1, commencing in March, 2001 by the Company's board of directors based on recommendations made by the Chief Executive Officer.

2.1.2 The President, YORK Refrigeration Group does not receive remuneration for any seat at of the Company's board, if elected, nor does he receive remuneration for present of future directorships of the board of management in other subsidiaries in the Company or in companies with which the Company co-operates, as the remuneration stipulated in item 2.1 of this contract is inclusive of such remuneration. This is rule applies irrespective of such remuneration being paid to other members of the board or the board of the company in question for their task.

2.2          Cash Bonus and Incentives

2.2.1 The President, YORK Refrigeration Group shall be eligible to participate in YORK International's annual Incentive Compensation Plan (ICP) as described in separate document. However, the President, YORK Refrigeration Group is eligible to earn an additional cash bonus for each of fiscal years 2000 and 2001 as described in a separate document; these special one-time bonuses are in addition to the ICP that will be established for these two years.

2.2.2 Apart from the annual remuneration stipulated in item 2.1 and the annual cash bonus stipulated in item 2.2.1 the President, YORK Refrigeration Group will be eligible to participate in YORK International's long-term incentive programs which consist of annual grants of stock options and performance units. For 1999, the President, YORK Refrigeration Group has received grants of 25,000 and 35,000 Performance Accelerated Stock Options (PASOs) and 5,000 units from YORK International's Performance Unit Plan (PUPs) approved by the Company's board of directors. For 2000, the President, YORK Refrigeration Group has received a grant of an additional 5,902 units from YORK International's Performance Unit Plan (PUPs) approved by the Company's board of directors.

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2.3          Car and Telephone

2.3.1 The Company places a car in the price range of up to DKK 1,000,000 at the President, YORK Refrigeration Group's disposal, and the Company pays all expenses incurred in connection with the operation of the car.

2.3.2 When resigning from the Company the President, YORK Refrigeration Group is obligated at the request of the Company - also in cases where the President, YORK Refrigeration Group resigns before expiry of the period of notice - to return the car to the Company and will in return receive a monthly amount corresponding to one twelfth of the taxable value of a Company car. The amount shall be paid monthly in arrears until the end of the period in which the President, YORK Refrigeration Group is entitled to remuneration. The President, YORK Refrigeration Group, shall exercise no lien of the car belonging to the Company.

2.3.3 The Company pays all expenses for mobile telephone and for telephone installed in the President, YORK Refrigeration Group's private home.

2.3.4 The tax implications arising in connection with the placing of the above facilities at the President, YORK Refrigeration Group's disposal is not relevant to the Company.

2.4          Travel, Representation and Training

2.4.1 Expenses paid by the President, YORK Refrigeration Group in connection with travel and representation incurred in the interest of the Company, YORK International or any company in the YORK Group shall be reimbursed by the Company upon presentation of receipts.

2.4.2 The President, YORK Refrigeration Group is entitled to and at the Company's request obliged to participate in relevant training courses paid by the Company. The President, YORK Refrigeration shall plan such training himself and inform the Chief Executive Officer of his plans.

2.5          Pension

2.5.1 The President, YORK Refrigeration Group is not entitled to any pension from the Company. At the request of the President, YORK Refrigeration Group the cash salary of the President, YORK Refrigeration Group may, however, be divided into


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             a salary portion and a contribution to pension to be paid on a pension scheme according to prevailing rules of law.

2.6          Accident Insurance

2.6.1 The Company shall pay the annual premium for a full time accident insurance for the President, YORK Refrigeration Group at the usual terms for insurance and premium. The insurance must be for an insurance sum equal to that in force from Sabroe Refrigeration A/S as at June 1, 1999 to be paid upon the death of the President, YORK Refrigeration Group or in case of 100% incapacity. In case of the President, YORK Refrigeration Group's death the insurance sum shall be paid to his closest relatives.

2.6.2 The insurance shall be adjusted in accordance with the consumer price index issued by Denmark's Statistical Office (Danmarks Statistiks; nettoprinindeks).

2.7          Vacation

2.7.1 For each calendar year the President, YORK Refrigeration Group shall be entitled to the number of days' vacation provided under the Danish Holiday Act, which is currently 5 weeks. Other provisions set out in the said Act do not apply to the President, YORK Refrigeration Group.

2.7.2 The President, YORK Refrigeration Group's vacation is agreed and coordinated with his direct reporting staff and shall be communicated to the Chief Executive Officer.

3            TERMINATION

3.1          Duration of Employment

3.1.1 The employment is limited in duration to 5 years counting from the date of commencement of this contract of employment, and it expires automatically after the expiry of the fifth year, unless it has been terminated prior to that date in accordance with items 3.1.2,
             3.1.3 or 3.1.4 below, or unless the parties have agreed to extend the contract of employment.

3.1.2 Although the employment in accordance with 3.1.1 is limited in duration, both parties may terminate the contract within the agreed 5-year period. The Company may terminate this contract upon 60 months notice at month's end, and the

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             President, YORK Refrigeration Group may terminate this contract upon 12 months notice at month's end. Notice of termination must be presented in writing.

3.1.3 If the President, YORK Refrigeration Group has been incapable of exercising the duties required by his position due to illness for an uninterrupted period exceeding 6 months, or if the President, YORK Refrigeration Group should become permanently incapacitated thus rendering him unable to perform the duties required by his position, the Company may terminate the employment upon 6 months written notice. The Company is entitled to obtain certification from a medical doctor or a specialist appointed by the Company. The expenses incurred in this connection.

3.1.4 The Company may terminate the employment contract without further notice, if the President, YORK Refrigeration Group's estate is subject to bankruptcy proceedings, or if he files for protection from creditors.

3.1.5 If the President, YORK Refrigeration Group should receive other remuneration or the like during the period of notice, for instance following a situation where he has been liberated from his duties, the remuneration in the period of notice will not be reduced by any other remuneration or the like.

3.2          Payment of Salary after the President, YORK Refrigeration Group's
             Death

3.2.1 Upon the death of the President, YORK Refrigeration Group - caused by illness or accident - the Company shall continue to pay his salary for the current month as well as 6 months salary equivalent to the remuneration described in item 2.1 of this contract to the person or spouse with whom the President, YORK Refrigeration Group cohabited at the time of death or to his children under the ages of 18 years. However, salary following the death of the President, YORK Refrigeration Group is not paid beyond the date on which the employment would have terminated anyway due to the President, YORK Refrigeration Group's resignation from his position in accordance with item 3.1.1 or due to notice of termination from the Company or the President, YORK Refrigeration Group given before the time of death.

3.3          Breach of Contract

3.3.1 If the Company or the President, YORK Refrigeration Group substantially should fail to perform the duties incumbent on it/him according to the provisions of this contract or to respect the relevant presumptions upon which it is based, the other

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             party may terminate the contract without further notice or terminate it at a specified date. If the cancellation is due to the President, YORK Refrigeration Group's failure to perform his duties, he is only entitled to remuneration until the time of his resignation. The party in breach must compensate the loss suffered by the other party as a consequence of the breach.

3.3.2 Breach of the President, YORK Refrigeration Group's duties in accordance with this contract (for instance item 1.2, 1.3, 1.4 or 1.6) is considered substantial breach of contract.

4            GOVERNING LAW AND DISPUTES

4.1          Governing Law

             The employment falls outside the scope of the Danish Employers and Salaried Employees Act.

4.1.2 If any dispute should arise between the Company and the President, YORK Refrigeration Group, the dispute must be solved in accordance with Danish law. Governing law is therefore Danish law.

4.2          Negotiation

4.2.1 If any dispute should arise between the Company, YORK international or any company in the YORK Group and the President, YORK Refrigeration Group out of this employment contract, attempts must be made to solve these through negotiation. However, if the parties cannot within a reasonable time limit reach an agreement, the dispute must be solved by arbitration in accordance with item 4.2.

4.3          Arbitration

4.3.1 Any dispute concerning the understanding, interpretation and/or completion of this employment contract as well as any other question concerning the President, YORK Refrigeration Group's employment cannot be submitted to the ordinary courts of law but must be settled by arbitration.

4.3.2 The party demanding arbitration must by registered letter give notice thereof stating the reasons for this demand. Within two weeks the board of directors must request the president of the Danish High Court, Western Division (Vestre

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             Landsret) to set up an arbitration court to look into the matter.
             The arbitration court shall consist of three members of which one member must be a state authorised public accountant, the second member must be a person holding a law degree and the third member, who will also act as chairman of the court of arbitration, must be a judge of the Danish High Court (landsdommer).

4.3.3 The arbitration court lays down the procedural guidelines in accordance with the principles of the Danish Administration of Justice Act (Retsplejeloven). The arbitration court decides the question concerning distribution of costs of the arbitration case. The arbitration court decides, when the award must be performed, which usually should be 2 weeks after the passing of the award. The decision of the arbitration court is final and binding upon the parties.

5            SIGNATURE

5.1 Two copies of the present employment contract shall be signed; the Company keeps one and the President, YORK Refrigeration Group the other.

5.2 President, YORK Refrigeration Group understands and agrees that this Employment Contract constitutes the full understanding between the parties concerning the subject matter hereof and that by signing this Employment Contract, he waives any and all rights he has under the Employment Contract dated 10 June 1999 or may have had under any employment or employment-related agreement entered into with Sabroe Refrigeration A/S or any subsidiary, division or affiliate of Sabroe Refrigeration A/S, and that such prior agreements shall be of no further force and effect.


Arhus, 31 August 2000                        Arhus, 31 August 2000


/s/ M Young                                  /s/ Ole Andersen
-----------------------------                -----------------------------
       Signature                                Ole Andersen

For Sabroe Refrigeration A/S